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                                                                     EXHIBIT 5.1

                                 April 21, 1994
Novell, Inc.
122 East 1700 South
Provo, Utah 84606

     Re:  Novell, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 to be filed by you with the Securities and Exchange Commission on April 22, 1994, (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 51,380,100 shares of your Common Stock, par value $.10 per share (the "Shares"). The Shares are to be issued in connection with the merger of Novell Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Novell, Inc., with and into WordPerfect Corporation, a Utah corporation, pursuant to an Agreement and Plan of Reorganization dated as of March 21, 1994 (the "Merger Agreement"). As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit the transactions contemplated by the Merger Agreement to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus/Proxy Statement constituting a part thereof, and any amendment thereto.

                                            Very truly yours,

                                            WILSON, SONSINI, GOODRICH & ROSATI
                                            Professional Corporation